EXHIBIT 10.20

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is made as of the 13th day of November, 1997, by and between VALUE AMERICA, INC., a Virginia corporation (the "Company"), and Dean McWhorter Johnson (the "Executive").

        In consideration of the mutual covenants contained herein, the Company and the Executive agree as follows:



        1. Employment. The Company agrees to employ the Executive and the Executive agrees to continue in the employ of the Company on the terms and conditions hereinafter set forth.

        2. Capacity. The Executive shall serve the Company in such positions or offices with such authority, titles and duties as may be prescribed from time to time by the President, Chief Executive Officer or Board of Directors (the "Board") of the Company, and shall serve the Company in such other or additional offices in which he may be requested to serve from time to time.

        3. Effective Date and Term. The commencement date of this Agreement shall be as of November 13, 1997 (the "Commencement Date"). Subject to the provisions of Section 6, the term of the Executive's employment hereunder shall be for two years from the Commencement Date; provided, however, that the term shall be extended automatically for an additional period of one year commencing on the second anniversary of the Commencement Date and on each subsequent anniversary thereafter, unless either the Executive or the Company gives written notice to the other, at least thirty (30) days prior to the date of any such anniversary, of such party's election not to extend the term of this Agreement. The last day of such term, as so extended from time to time, is herein sometimes referred to as the "Expiration Date."

        4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

        (a) Salary. For all services rendered by the Executive under this Employment Agreement, the Company shall pay the Executive a total salary at the rate of $100,000 per year subject to increase or decrease at any time and, from time to time, in the sole discretion of the Company. The Executive's salary shall be

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payable in periodic installments in accordance with the Company's usual payroll practices.

        (b) Regular Benefits. The Executive shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect for all employees of the Company. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Company and
(iii) the discretion of the Board or any administrative or other committee provided for in or contemplated by such plan.

        (c) Business Expenses. The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such requirements with respect to substantiation and documentation as may be specified by the Company.

        (d) Vacation. The Executive shall be entitled to such number of weeks of vacation per year as shall be provided for in Company's employee handbooks as the same shall be modified from time to time, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Company.

        (e) Other Incentives. The Company may, but shall not be obligated to, provide the Executive with such other performance-based compensation, benefits or incentives as shall be established, amended or thereafter terminated from time to time by and in the sole discretion of the Board or the compensation committee thereof, and in considering any such compensation, benefits or incentives, the Board or such committee may consider such factors as the

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Executive's performance, productivity and contribution to the Company's profitability.

        5. Extent of Service. During his employment hereunder, the Executive shall, subject to the direction and supervision of the President, Chief Executive Officer and Board, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder. The Executive shall not engage in any other business activity, except as may be approved by the President, Chief Executive Officer or Board of the Company; provided, however, that nothing herein shall be construed as preventing the Executive from:

        (a) investing his assets in a manner not prohibited by Section 8(a) hereof, and in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

        (b) serving on the board of directors of any company, subject to the prohibitions set forth in Section 8(a) and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

        (c) engaging in religious, charitable or other community or nonprofit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

        6. Termination.

        Notwithstanding the provisions of Section 3, the Executive's employment hereunder shall terminate under the following circumstances and shall be subject to the following provisions:

        (a) Death. In the event of the Executive's death during the Executive's employment hereunder, the Executive's employment shall terminate on the date of his death and the Executive or his estate shall be entitled to no further compensation or benefits under this Agreement; provided, however, that the Company shall continue to pay an amount equal to the Executive's salary (not

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including any bonus other than any Bonus Amount payable under Section 4(b)
hereof) to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if he fails to make such designation) for a period of one month after the date of the Executive's death, at the salary rate in effect on the date of his death, said payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not died.

        (b) Termination by the Company for Cause. The Executive's employment hereunder may be terminated without further liability on the part of the Company effective immediately by the Company (acting through its President, Chief Executive Officer or Board), for Cause by written notice to the Executive setting forth in reasonable detail the nature of such Cause. Upon termination of employment by the Company for Cause, the Executive shall be entitled to no further compensation or benefits under this Agreement. Only the following shall constitute "Cause" for such termination:

        (i) gross incompetence, gross negligence, willful misconduct in office or breach of a material fiduciary duty owed to the Company, or any subsidiary or affiliate thereof;

        (ii) conviction of a felony, a crime of moral turpitude or commission of an act of embezzlement or fraud against the Company, or any subsidiary or affiliate thereof;

        (iii) any material breach by the Executive of a material term of this Agreement or any other agreement between the Executive and the Company, including without limitation material failure to perform a substantial portion of his duties and responsibilities hereunder; continued failure, after reasonable notice from the Company, to adhere to or satisfy any production, performance or other standards established by the Company and communicated to the Executive; or unauthorized use or disclosure of Confidential Information or trade secrets of the Company; or

        (iv) dishonesty or fraud of the Executive with respect to the Company, or any subsidiary or affiliate thereof.

        (c) Termination by the Executive. The Executive may terminate his employment hereunder by written notice to the President, Chief Executive Officer or

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Board effective thirty (30) days after receipt of such notice. Upon termination of employment by the Executive, the Executive shall be entitled to no further compensation or benefits under this Agreement.

        (d) Termination by the Company Without Cause. The Executive's employment with the Company may be terminated without Cause by the Company (acting through its President, Chief Executive Officer or Board), effective immediately by written notice to the Executive. Upon termination of employment by the Company without Cause, the Company shall pay to the Executive within fifteen (15) days after the date of termination cash in the amount of (i) any unpaid salary due to the Executive hereunder through the date of the termination, plus (ii) any accrued but unpaid vacation pay due to the Executive.

        (e) Officer's Severance Benefit. In the event the Executive is an officer of the Company on the date of the termination of the Executive's employment and has completed at least ninety (90) days of continuous employment with the Company, the Company shall pay to the Executive thirty (30) days additional salary at the same rate paid to the Executive prior to such termination. If the Executive qualifies for the severance benefit under the previous sentence, and in the event the Company does not waive with respect to the Executive the provisions of Section 3.1 of the Developments, Noncompete and Nondisclosure Agreement referenced in Section 8 below, the Company also shall pay the Executive salary for a period of six (6) additional months at the same rate paid to the Executive prior to termination. This Section 6(e) is expressly made subject to Section 6(f) below.

        (f) No Termination Benefits. In the event of any termination of the Executive's employment hereunder for any reason (including without limitation pursuant to Sections 3, 6(a), 6(b), 6(c), 6(d) or Section 7 hereof), the Executive shall not be entitled to any salary, bonus, severance pay or benefits not otherwise specified herein.

        (g) Litigation and Regulatory Cooperation. The Executive shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, which relate to events or occurrences that transpired while the Executive was employed by the Company. The Executive's reasonable cooperation in connection with such claims or actions shall include, but not be

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limited to, being reasonably available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company, at mutually convenient times and locations. The Executive shall also reasonably cooperate with the Company in connection with any examination or review of any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired while the Executive was employed by the Company. If such cooperation is required after the Executive ceases to be employed by the Company, the Company shall pay the Executive for such cooperation a fee of twenty five dollars ($25.00) per hour, payable monthly in arrears, and will reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection therewith.

        7. Disability. If, due to physical or mental illness, the Executive shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, which disability lasts for an uninterrupted period of at least sixty (60) days or a total of at least one hundred eighty
(180) days in any calendar year (as determined by the opinion of an independent physician selected by the Company), the Company may designate another executive to act in his place during the period of such disability. Notwithstanding any such designation, the Executive shall continue to receive his full salary and benefits under Section 4 of this Agreement until he becomes eligible for disability income under the Company's disability income plan, if any, or in the absence of a disability income plan, until the Expiration Date.

        8. Developments, Noncompete and Confidential Information. Simultaneous with his execution of this Agreement, and as a material part of the consideration for the Company's entering into this Agreement, the Executive agrees to execute, comply with the terms of and become bound by a Developments, Noncompete and Nondisclosure Agreement with the Company in the form of Exhibit A attached hereto, the terms of which (a) are incorporated into this Agreement in their entirety, (b) are deemed for all purposes to be a part of this Agreement, and (c) shall survive any termination of this Agreement.

        9. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or by which he is bound, and that he is not subject to any

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covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

        10. Withholding. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

        11. Arbitration of Disputes. Any controversy or claim arising out of or relating to the employment relationship between the Executive and the Company shall be settled by arbitration in accordance with the laws of the Commonwealth of Virginia by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Richmond. Such arbitration shall be conducted in the City of Richmond in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 11. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The party or parties against whom the arbitrators shall render an award shall pay the other party's or parties' reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of its or their rights under this Agreement (including the enforcement of any arbitration award in court), unless and to the extent the arbitrators shall determine that under the circumstances recovery by the prevailing party or parties of all or a part of any such fees and costs and expenses would be unjust.

        12. Assignment; Successors and Assigns, etc. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party or parties; provided, however, that the Company may assign its rights under this Agreement without the consent of the Executive in the event that the Company shall hereafter effect a reorganization, consolidation with or merges into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, subsidiaries, affiliates, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Company of all payments due him

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under this Agreement, the Company shall continue such payments to the
Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if he fails to make such designation).

        13. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party or parties. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        15. Notices. Any notices, request, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid (in which case notice shall be deemed to have been given on the third day after mailing), or by overnight delivery by a reliable overnight courier service (in which case notice shall be deemed to have been given on the day after delivery to such courier service) to the Executive at the last address the Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of its President or Chief Executive Officer.

        16. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

        17. Governing Law. This is a Virginia contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Virginia.

        18. Entire Agreement. This Agreement, the Developments, Noncompete and Nondisclosure Agreement referred to in Section 8, and any Incentive Stock

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Option Agreement entered into by the Company and the Executive constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral agreements or understandings with respect to the subject matter hereof.

        19. Legal Counsel. Executive has reviewed the contents of this Agreement and fully understands its terms. Executive acknowledges that he is fully aware of his right to the advice of counsel independent from that of the Company, that the Company has advised him of such right and disclosed to him the risks in not seeking such independent advice, and that he understands the potentially adverse interests of the parties with respect to this Agreement. Executive further acknowledges that no representations have been made with respect to the income or estate tax or other consequences of this Agreement to him and that he has been advised of the importance of seeking independent advice of counsel with respect to such consequences.

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        IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, and by the Executive, as of the date first above written.

                                          VALUE AMERICA, INC.

                                          By: /s/ Rex Scatena

                                          Title: President

                                          Date: 11-13-97

                                          /s/ Dean M. Johnson, Executive
                                          -------------------

                                          Date: 11/13/97

                                          Address: 5 Brook Hill
                                                   Charlottesville, VA 22901



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